Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

investorrelations@douglasdynamics.com

For TPG:

media@tpg.com

Douglas Dynamics Completes $64.2 Million Sale-Leaseback

Transaction with TPG Angelo Gordon

Summary:

●	Transaction Value: $64.2 million
●	Locations: Illinois, Iowa, Maine, Michigan, and Wisconsin
●	Lease Term: 15-year initial term with two 10-year options to renew
●	Use of Proceeds: Debt reduction and other corporate purposes

September 11, 2024 — MILWAUKEE, WI & NEW YORK— Douglas Dynamics, Inc. (NYSE: PLOW), or the “Company”, North America’s premier manufacturer and upfitter of commercial work truck attachments and equipment, today announced the successful completion of a sale-leaseback transaction with TPG Angelo Gordon, a diversified credit and real estate investing platform within TPG Inc. (NASDAQ: TPG).

The transaction involves the Company’s facilities located in:

●	Huntley, Illinois
●	Manchester, Iowa
●	Rockland, Maine
●	Madison Heights, Michigan
●	Milwaukee, Wisconsin

The transaction comprises seven facilities and approximately 780,000 square feet of manufacturing and upfitting space and is valued at $64.2 million. Net of expenses and taxes, the Company is expected to receive net proceeds of approximately $50 million.

Under the terms of the transaction, the initial lease for the assets is 15 years, with two 10-year options to renew. The facilities serve as critical elements of the Company’s operations, and the Company expects that they will continue to operate for many years to come, ensuring continuity and supporting long-term growth plans. The Company intends to use the net proceeds from the transaction to pay down its term loan debt and for other corporate purposes.

“This transaction highlights our commitment to enhance our financial flexibility while maintaining operational continuity,” noted Sarah Lauber, Douglas Dynamics’ Executive Vice President, and Chief Financial Officer. “These long-term lease agreements also reinforce our commitment to the communities in which we have operated for decades. By partnering with a respected platform like TPG Angelo Gordon to leverage our real estate assets, we can optimize our balance sheet and better position ourselves for future investments in the business.”

Douglas Dynamics

Gordon Whiting, Managing Director and Co-Head of TPG Angelo Gordon Net Lease Real Estate, added, “We are pleased to support Douglas Dynamics as it seeks to strengthen and build upon its longstanding position and operations. Our team is proud to work with businesses like Douglas Dynamics, who provide critical services and high-quality products across the U.S. and Canada. We look forward to many years of successful partnership.”

About Douglas Dynamics

Home to the most trusted brands in the industry, Douglas Dynamics is North America’s premier manufacturer and up-fitter of commercial work truck attachments and equipment. For more than 75 years, the Company has been innovating products that not only enable people to perform their jobs more efficiently and effectively, but also enable businesses to increase profitability. Through its proprietary Douglas Dynamics Management System (DDMS), the Company is committed to continuous improvement aimed at consistently producing the highest quality products, at industry-leading levels of service and delivery that ultimately drive shareholder value. The Douglas Dynamics portfolio of products and services is separated into two segments: First, the Work Truck Attachments segment, which includes commercial snow and ice control equipment sold under the FISHER®, SNOWEX® and WESTERN® brands. Second, the Work Truck Solutions segment, which includes the up-fit of market leading attachments and storage solutions under the HENDERSON® brand, and the DEJANA® brand and its related sub-brands.

About TPG

TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $229 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. For more information, visit www.tpg.com.

Forward Looking Statements about Douglas Dynamics

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments, and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, the Company’s ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, labor strikes, global political instability, adverse developments affecting the banking and financial services industries, pandemics and outbreaks of contagious diseases and other adverse public health developments, the Company’s inability to maintain good relationships with our distributors, the Company’s inability to maintain good relationships with the original equipment manufacturers with whom it currently does significant business, lack of available or favorable financing options for the Company’s end-users, distributors or customers, increases in the price of steel or other materials, including as a result of tariffs, necessary for the production of the Company’s products that cannot be passed on to the Company’s distributors, increases in the price of fuel or freight, a significant decline in economic conditions, the inability of the Company’s suppliers and original equipment manufacturer partners to meet its volume or quality requirements, inaccuracies in the Company’s estimates of future demand for its products, the Company’s inability to protect or continue to build its intellectual property portfolio, the effects of laws and regulations and their interpretations on the Company’s business and financial condition, including policy or regulatory changes related to climate change, the Company’s inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with its products, factors that could impact the future declaration and payment of dividends, or the Company’s ability to execute repurchases under its stock repurchase program, the Company’s inability to compete effectively against competition, the Company’s inability to successfully implement its new enterprise resource planning system at Dejana, as well as those discussed in the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and any subsequent Form 10-Q filings. You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and the Company undertakes no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.